OUM&CO.™
ACCOUNTANTS & BUSINESS ADVISORS

July 14, 2021

Ronald Andrews, President and Chief Executive Officer
Mitch Levine, Chief Financial Officer
OncoCyte Corporation
15 Cushing
Irvine, California 92618

Enclosed is our manually signed consent dated July 14, 2021 to the incorporation by reference, in a Registration Statement on Form S-3 of our report dated March 19, 2021 on the financial statements of OncoCyte Corporation, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

Very truly yours,

OUM & Co. LLP

Enclosure –
As Above

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in the Prospectus constituting a part of this Registration Statement on Form S-3, of our report dated March 19, 2021 relating to the financial statements of OncoCyte Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

OUM & Co. LLP

San Francisco, California
July 14, 2021

601 California St. Ste 1800 San Francisco, CA 94108 | P: 415-434-3744 | F: 415-788-2260 | www.oumcpa.com